CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Semiannual Report for Schwab Strategic Trust – Schwab Fixed-Income ETFs, Schwab Core Bond ETF, Schwab Government Money Market ETF and Schwab Ultra-Short Income ETF (the “Funds”) on Form N-CSRS for the period ended June 30, 2026 (“periodic report”), each of the undersigned, being the Principal Executive Officer and Principal Financial Officer, respectively, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Funds for the period presented therein.

/s/ Omar Aguilar Omar Aguilar	Date: August 17, 2026
Principal Executive Officer (Chief Executive Officer)

/s/ Dana Smith Dana Smith	Date: August 17, 2026
Principal Financial Officer (Chief Financial Officer)

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Form N-CSRS with the Commission.